Exhibit 10.12

CONFIDENTIAL

AMENDMENT NUMBER ONE

to the

COLLABORATION AGREEMENT

THIS AMENDMENT NUMBER ONE (this “Amendment”), dated June 17, 2014, is by and between ADIMAB, LLC, a Delaware limited liability company having an address at 7 Lucent Drive, Lebanon, NH 03766 (“Adimab”) and MERSANA THERAPEUTICS, INC., a Delaware corporation having an address at 840 Memorial Drive, Cambridge, MA 02139 (“Mersana”), and this Amendment amends the Collaboration Agreement (the “Agreement”) dated July 25, 2012, by and between Adimab and Mersana. Capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Mersana desires to exercise the option contained in Section 4.2(b) of the Agreement to become the Commercial Rights Party with respect to certain Validation Program ADCs against her2, a Validation Program Target (the “her2 Target”);

WHEREAS, Mersana desires to license [***] Validation Program Antibodies from Adimab pursuant hereto;

WHEREAS, Mersana desires to pay [***] of the Option Exercise Fee in connection with this Amendment and to have the option to pay the remainder of the Option Exercise Fee [***] or forego its rights to such Validation Program Antibodies at such time;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Adimab and Mersana hereby agree as follows:

1.1                               Selected Antibodies. In accordance with Section 2.3(a) of the Agreement, Adimab and Mersana hereby agree that the [***] antibodies listed on Exhibit A to this Amendment shall be considered the Selected Antibodies selected by Mersana for the her2 Target.

1.2                               Option Exercise. In accordance with Section 4.2(b) of the Agreement, Mersana hereby exercises the option to acquire all of Adimab’s rights in the Validation Program ADCs against the her2 Target. As a result of the exercise of such option, without limiting the other provisions of the Agreement that apply as a result of such exercise:

(i)                                    Mersana is the Commercial Rights Party for the Validation Program ADCs generated against the her2 Target, and shall be responsible for payments owed to Adimab with respect thereto pursuant to Article 6 of the Agreement;

(ii)                                Adimab hereby assigns to Mersana all right, title and interest in and to the Selected Antibodies generated by Adimab against such Validation Program Target, including the Validation Program Antibody Patents, Joint Validation Program Patents and Validation Program Know-How that relate solely and specifically to the Selected Antibodies, and shall execute such instruments and take such actions as may be reasonably requested by

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Mersana to effect such assignment; provided, however, that Mersana shall not practice or use, or permit any Third Party to practice or use, such Selected Antibodies, Validation Program Antibody Patents, Joint Validation Program Patents or Validation Program Know-How to discover new Antibodies, to provide the Selected Antibodies to another Antibody discovery service provider for use in Antibody screening or discovery, or for any purpose other than the development, manufacture, use, sale, offer for sale and importation of Products containing the applicable Validation Program ADCs;

(iii)                            Adimab hereby grants to Mersana a non-exclusive, royalty-bearing, sublicensable, worldwide license under the Adimab Core Technology, Adimab Core Technology Improvements and Adimab Background Patents, and an exclusive, royalty-bearing, sublicensable, worldwide license under Adimab’s interest in the Validation Program Patents and Validation Program Know-How (other than those interests assigned to Mersana pursuant to Section 1.2(ii) of this Amendment), in each case solely to develop, make, use, sell, offer to sell and import Products containing such Validation Program ADCs;

(iv)                             With respect to any Validation Program ADC for which Mersana has exercised its option pursuant hereto, Mersana shall have the right to [***] for any reason. The product containing such [***] for purposes of the Agreement; and

(v)                                 Pursuant to Section 7.4(d) of the Agreement, Mersana shall have the first right (but not the obligation) to file, prosecute, maintain, defend and enforce all Validation Program Patents Covering Selected Antibodies directed at such Validation Program Target, all at its own expense.

1.3                               Option Exercise Fee. Notwithstanding Section 6.1 of the Agreement, the Parties have agreed that the Option Exercise Fee for the her2 Target shall be paid as follows:

Within [***] days of this Amendment, Mersana shall pay to Adimab a non-creditable, nonrefundable partial Option Exercise Fee of [***]. No later than [***], Mersana shall pay to Adimab the remaining portion of the Option Exercise Fee as a non-creditable, nonrefundable payment of [***] (the “Second Payment”); provided, however, that in the event that Mersana fails to make the Second Payment by [***], Mersana will be deemed to have discontinued the development and commercialization of Products for the her2 Target pursuant to Section 4.3(c) of the Agreement. For clarity, in such event, Mersana shall not be responsible for the Second Payment and Adimab shall not be responsible for the payment of any Option Exercise Fee with respect to her2 Target Validation Program ADCs. In the event that Mersana provides notice to Adimab prior to [***], that it will cease to research and develop any Selected Antibodies against the her2 Target, then (x) [***] and (y) [***].

1.4                               Press Release. In accordance with Section 8.6 of the Agreement, the Parties hereby agree that Adimab may issue a press release with the text attached hereto as Exhibit B.

1.5                               Governing Law, Venue and Counterparts. This Amendment shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of laws principles. Any and all judicial resolutions of disputes in connection with this Amendment shall be in the state or federal courts located in Boston, Massachusetts, and

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

each Party hereby consents to the jurisdiction and venue of such courts, and waives all defenses it may have to such jurisdiction and venue, including that the court cannot assert personal jurisdiction over the defendant and forum non conveniens. This Amendment may be executed in one or more identical counterparts, each of which shall be deemed to be an original, and which collectively shall be deemed to be one and the same instrument. In addition, signatures may be exchanged by facsimile or PDF.

1.6                               Other Terms. All other terms of the Agreement shall remain in full force and effect.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the Parties have by duly authorized persons executed this Amendment as of the date first written above.

MERSANA THERAPEUTICS, INC.		ADIMAB, LLC:

Sign:	/s/ Eva Jack	Sign:	/s/ Errik Anderson

Print Name:	Eva Jack	Print Name:	Errik Anderson

Title:	Chief Business Officer	Title:	COO

Date:	17 June 2014	Date:	6/17/2014

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit A

Selected Antibodies against the her2 Target

The following [***] antibodies are the Selected Antibodies chosen by Mersana pursuant to Section 2.3(a) of the Agreement with respect to the her2 Target:

Mersana Name	Adimab Name
[***]	[***]

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit B

Press Release Language

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

June 20, 2014

Adimab Announces 50th Therapeutic Program

Under Its Funded Discovery Partnerships

Announces New Commercial Licenses Exercised by Arsanis, Merrimack, and Mersana Therapeutics

Lebanon, NH — June 20, 2014 — Adimab, LLC, a leader in the discovery and optimization of monoclonal and bispecific antibodies, today announced the 50th therapeutic program under its funded discovery partnerships. Adimab launched its antibody discovery and optimization platform in the middle of 2009 and in less than five years has formed collaborations with more than 20 partners encompassing 50 therapeutic programs. In addition, Adimab announced today that new commercial licenses have been exercised from the funded discovery partnerships with Arsanis Biosciences, Merrimack Pharmaceuticals and Mersana Therapeutics.

Funded Discovery Partnerships

Under Adimab’s funded discovery partnerships, Adimab applies its proprietary platform to generate therapeutic antibodies against any target of a partner’s interest. Adimab’s funded discovery partners include top pharmaceutical companies such as Merck, Roche, Novartis, Eli Lilly, Genentech, Biogen Idec, Novo Nordisk, Gilead, Kyowa Hakko Kirin, Pfizer, Celgene and innovative biotechnology companies such as Arsanis, Jounce, Five Prime Therapeutics, Alector, Mersana, and others. Adimab typically receives various upfront payments, commercial license fees, development milestones, and downstream milestones and royalties on product sales.

“Adimab’s antibody discovery and optimization platform is remarkable. This has been a highly successful partnership for Arsanis,” commented Eszter Nagy, President, CSO and co-founder of Arsanis Biosciences. “Our therapeutic program was technically quite challenging and aimed for antibodies binding to several target molecules that share limited homology, but Adimab’s protein engineering capabilities enabled us to generate exceptional lead candidates.”

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

“The epitope coverage generated by Adimab’s platform is absolutely impressive,” said Donald A. Bergstrom, MD, PhD, CMO of Mersana. “In our collaborative efforts on multiple targets, Adimab’s technology identified a never- before reported epitope, and provided us with multiple, diverse lead antibodies for our pre-clinical program. We have selected an antibody for our target of interest which is an ideal fit with Mersana’s strategy of highly customized, next generation ADCs.”

Adimab’s novel and proprietary yeast-based platform has significant advantages over traditional antibody discovery approaches, such as phage display, yeast display, and in vivo approaches. The Adimab yeast has been extensively engineered with over 20 genetic modifications, which allow for large and diverse libraries, efficient transport of developable, whole IgGs and large bispecific molecules through the secretory pathway, and presentation on the cell surface. Adimab rapidly generates panels of leads across all possible epitopes and initial functional leads can undergo protein engineering to create the highest quality therapeutic programs.

In light of achieving this milestone, Tillman Gerngross, CEO and co-founder of Adimab, observed, “Our industry is evolving, and companies are clearly seeking advantages for their programs at the discovery stage in order to be competitive and justify the significant expenses associated with drug development. In addition, targets are getting more challenging, and therapeutic molecules are getting more complex. Rapid protein engineering is the solution.”

“We believe that partnerships with Adimab continue to be in high demand because our collaborators value the versatility and speed of our platform. Our partners are able to precisely define the quality and characteristics of their antibodies — or bispecifics — and our highly efficient protein engineering capabilities yield the desired candidates to provide them with a competitive advantage over others in the industry,” added Guy Van Meter, Adimab’s Head of Business Development.

New Commercial Licenses

Several of Adimab’s funded discovery partners have exercised options to obtain commercial licenses for the antibodies generated under Adimab’s Funded Discovery Program.

•                  Arsanis Biosciences has exercised a commercial license to antibodies identified by Adimab to multiple undisclosed targets. Arsanis has exclusive development and commercialization rights to such antibodies. This is the second commercial license exercised by Arsanis.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

•                  Merrimack Pharmaceuticals has exercised a commercial license to antibodies identified by Adimab to an undisclosed target. Merrimack has exclusive development and commercialization rights to such antibodies. This is the second commercial license exercised by Merrimack.

•                  In addition, Mersana Therapeutics has exercised a commercial license to antibodies identified by Adimab to an undisclosed target. Mersana has exclusive development and commercialization rights to such antibodies. This is the first commercial license exercised by Mersana.

About Adimab

Adimab’s integrated antibody discovery and optimization platform provides unprecedented speed from antigen to purified, full-length human lgGs. Adimab offers fundamental advantages by delivering diverse panels of therapeutically relevant antibodies and bispecifics that meet the most aggressive standards for affinity, epitope coverage, species cross-reactivity and developability. Adimab enables its partners to rapidly expand their biologics pipelines through a broad array of technology access arrangements.

For more information, visit http://www.adimab.com.

Contact:

Guy Van Meter

VP of Business Development, Adimab LLC

(603) 653-5775

guy.vanmeter@adimab.com

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.